UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 26, 2018 (March 23, 2018)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 23, 2018, Community Health Systems, Inc. (the “Company”) and its wholly-owned subsidiary CHS/Community Health Systems, Inc. (the “Borrower”) entered into the Fourth Amendment and Restatement Agreement (the “Agreement”), among the Company, the Borrower, the subsidiary guarantors party thereto, the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent (the “Agent”), to the Credit Agreement dated as of July 25, 2007, as amended and restated as of November 5, 2010, February 2, 2012 and January 27, 2014, and as further amended as of March 9, 2015, May 18, 2015, December 5, 2016, May 30, 2017 and February 26, 2018 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, the Borrower, the subsidiaries of the Borrower party thereto, the lenders party thereto, and the Agent.

The Credit Agreement was amended by the Agreement, with requisite lender approval. The Agreement permits the Borrower to incur debt under either an Asset-Based Loan (“ABL”) facility in an amount up to $1,000,000,000 or maintain its Asset-Backed Securitization program. The revolving credit commitments will be reduced to $425,000,000 upon the effectiveness of the contemplated ABL facility. The Agreement also removed the secured net leverage incurrence test with respect to junior secured debt. As of the date of the Agreement, the aggregate principal amount of Term G Loans is $1,037,348,605.50 and the aggregate principal amount of Term H Loans is $1,902,634,486.07. Term G Loans will accrue interest at a rate per annum initially equal to LIBOR plus 3.00%, in the case of LIBOR borrowings, and Base Rate plus 2.00%, in the case of Base Rate borrowing. Term H Loans will accrue interest at a rate per annum initially equal to LIBOR plus 3.25%, in the case of LIBOR borrowings, and Base Rate plus 2.25%, in the case of Base Rate borrowing.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

10.1	Fourth Amendment and Restatement Agreement, dated as of March 23, 2018, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2018	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith Chairman of the Board and Chief Executive Officer (principal executive officer)